ANNEX H

WAIVER

FINANCIAL ADVISORY AGREEMENT

ARC Wireless Solutions, Inc.

Quadrant Management, Inc.

THIS WAIVER is made and entered into as of this ____ day of ________, 2012 (this “Waiver”), by and between ARC Wireless Solutions, Inc. (along with its subsidiaries, “ARC” or the “Company”) and Quadrant Management, Inc. (“Quadrant” or the “Advisor”).

RECITALS

WHEREAS, ARC and Quadrant are parties to a letter agreement dated January 21, 2009 (the “Financial Advisory Agreement”) pursuant to which Quadrant has been retained by ARC as a non-exclusive financial advisor in connection with the restructuring of ARC and the performance by Quadrant on ARC’s behalf of ongoing consulting and advisory services;

WHEREAS, Quadrant introduced ARC to Quadrant Metals Technologies, LLC (together with its subsidiaries, “QMT”) and to Advance Forming Technology, Inc. (“AFTI”), and a Hungarian special purpose acquisition company which holds the Hungarian assets associated with AFTI that are currently owned by AFT Europa KFT (the “AFTE SPV” and collectively referred to herein with AFTI as “AFT”, and together with QMT, the “Target Companies”) for the purposes of evaluating the potential acquisitions of the Target Companies; and

WHEREAS, pursuant to Section 2.2 of the Financial Advisory Agreement Quadrant is entitled to certain annual fees in recognition of its services;

WHEREAS, the calculation of annual fees in the Financial Advisory Agreement makes reference to ARC’s reported EBITDA;

WHEREAS, in consideration of the execution of that certain Letter Agreement between ARC and Quadrant dated _____ and because QMT is a related party to Quadrant, ARC and Quadrant have agreed to certain waivers with respect to Sections 2.2 of the Financial Advisory Agreement;

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning set forth in the Financial Advisory Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.	Waiver of Section 2.2.2 of the Financial Advisory Agreement. Section 2.2.2 of the Financial Advisory Agreement is hereby waived by Quadrant with respect to calendar year 2012 to the limited extent of the effects upon Company EBITDA of the closing of the acquisition of the Target Companies; and the annual fees applicable under Section 2.2.2 with respect to the calendar year 2012 shall be modified, due and payable in the amount determined as the following: the product of (a) 20% and (b) a dollar value which shall be calculated as the reported EBITDA of the Company for the twelve months ending December 31, 2012; minus the reported EBITDA of the Company for the twelve months ended December 31, 2011, minus the reported EBITDA of the Target Companies for the twelve months ending February 29, 2012. For purposes of clarity, Section 2.2.1 shall remain effective without waiver. The annual fees due and payable to Quadrant by the Company each year after the 2012 calendar year shall be calculated in accordance with Section 2.2.2 of the Agreement without waivers or adjustments.

2.	Waiver of Section 2.2.3 of the Financial Advisory Agreement. Section 2.2.3 is hereby waived in its entirety and replaced as follows which shall apply with respect to each year in which the Annual Fee calculations under Section 2 of the Agreement are determined: Product of (a) 20% and (b) a dollar value equal to the reported EBITDA for the financial year of the Company, minus the reported EBITDA for the Target Companies for the twelve months ended February 29, 2012.

3.	Effectiveness and Term. This Waiver shall remain effective from the date of execution hereof through the expiration of the Financial Advisory Agreement which shall remain December 31, 2013 but which expiration shall upon effectiveness of this Waiver no longer extend for additional one-year periods in the absence of written notice of termination by either party. All terms and conditions of the Financial Advisory Agreement not waived herein shall remain in full force and effect. Notwithstanding anything to the contrary herein, in the event that the acquisition of QMT by the Company does not close on or before June 30, 2012, this Waiver shall terminate and be of no force or effect, unless extended by mutual consent of the parties.
4.	Jurisdiction. This Waiver Agreement shall be governed by the laws of the State of New York.

5.	Entire Agreement. This Waiver, together with the Financial Advisory Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written with respect thereto. Any modifications to this Waiver or to the Financial Advisory Agreement must be made in writing and signed by the parties.

This WAIVER is effective as of this ____ day of __________, 2012.

ARC Wireless Solutions, Inc.	Quadrant Management Inc.

By:	By:

Title:	Title:

3